COMPDENT CORPORATION

              NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


     The purpose of this Non-Employee Directors' Stock Option Plan (the "Plan") is to promote the interests of CompDent Corporation (the "Company") by providing an incentive to obtain and retain the services of highly qualified persons who are not employees of the Company to serve as members of the Board of Directors of the Company through the granting of options, as herein provided, to acquire shares of its Common Stock, $.01 par value (the "Common Stock"). The effective date of the Plan shall be February 1, 1996 (the "Effective Date"). Options granted under the Plan are not intended to qualify and shall not be treated as "incentive stock options" under Internal Revenue Code Section 422.

1.   Shares of Stock Subject to the Plan

     The stock that may be issued and sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 100,000 shares of the Common Stock of the Company, which may be (i) authorized but unissued shares, (ii) treasury shares or (iii) shares previously reserved for issuance upon the exercise of options under the Plan, which options have expired or been terminated;
provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 6.

2.   Eligibility

     Options will be granted only to persons who are Directors of the Company on the date of grant of options hereunder and who are not also employees of the Company or any subsidiary of the Company
("non-employee Directors").

3.   Grant of Options - Purchase Price

     a. Grant of Options. Each non-employee Director shall automatically be granted an option to purchase 20,000 shares of Common Stock on the date such non-employee Director is initially elected or appointed to the Board of Directors of the Company.
In addition, the Board, in its sole discretion, may make additional option grants to non-employee Directors. Subject to
Section 4(a), the exercisability of the options granted under the Plan shall be determined in the sole discretion of the Board.

     b. Purchase Price. The purchase price of shares which may be purchased under each option shall be equal to the Fair Market Value of the Common Stock on the date the option is granted.
Fair Market Value shall mean the last reported sale price of the Common Stock on the Nasdaq Stock Market on any given day, or if no sales of Common Stock were made on that day, the last reported sale price of the Common Stock on the next preceding day on which sales were made.

     c. Limitations. All grants of options hereunder shall be subject to the availability of shares hereunder, and no option shall be granted under this Plan except as provided in this
Section 3.

4.   Period of Option and Certain Limitations on Right to Exercise

     a. Period. Each option shall become exercisable as provided in Section 3 hereof, but in no event shall any such option be exercisable after the earlier of (a) the date ten years after the date such option is granted or (b) with respect to unvested options, the date on which the Director to whom such option was granted ceases for any reason to serve as a Director of the Company and with respect to vested options, the date three months after the date on which the Director ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or the Director's personal representative may exercise any outstanding options not theretofore exercised, to the extent exercisable on the date of such disability or death, during the six month period following such disability or death.

     b. Exercise. The delivery of certificates representing shares under any option will be contingent upon receipt by the Company from the optionee (or a purchaser acting in the optionee's stead in accordance with the provisions of the option) of the full purchase price for such shares by one or more of the methods specified below and the fulfillment of any other requirements provided in the option or under applicable provisions of law; and until such receipt of the purchase price and fulfillment of such other requirements no optionee or person entitled to exercise the option shall be, or shall be deemed to be, a holder of any shares subject to the option for any purpose.

     Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

          (A) In cash, by certified or bank check or other instrument acceptable to the Board of Directors or its authorized committee;

          (B) In the form of shares of Common Stock that are not then subject to restrictions under any Company plan, if such shares have been held for at least six months prior to the exercise date and permitted by the Board or its authorized committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

          (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price, provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

5.   Transferability of Option

     Each option granted under the Plan shall provide that may be transferred, without consideration for such transfer, to members of the optionee's immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement; but that otherwise the option is personal to the optionee, is not transferable by the optionee in any manner otherwise than by will or the laws of descent and distribution and is exercisable, during the optionee's lifetime, only by the optionee. However, the rights and obligations of the Company under the Plan and any option may be assigned by the Company to a successor to the whole or any substantial part of its business provided that such successor assumes in writing all of such rights and obligations.

6.   Dilution or Other Adjustment

     The terms of the options and the number of shares subject to this Plan shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

     a. The declaration of a dividend payable to the holders of Common Stock in stock of the same class;

     b. A split-up of the Common Stock or a reverse split thereof; or

     c. A recapitalization of the Company under which shares of one or more different classes of stock are distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

     The terms of any such adjustment shall be conclusively determined by the Board. No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment.

7.   Effect of Certain Transactions

     In the case of (a) the dissolution or liquidation of the Company,
(b) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the assets of the Company to another corporation, the Plan and options issued thereunder shall terminate on the effective date of such dissolution, liquidation, merger, reorganization, consolidation or sale, unless provision is made in such transaction for the assumption of options theretofore granted under the Plan or the substitution for such options of a new stock option of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 6 of the Plan. In the event of any transaction which will trigger such termination, the Company shall give written notice thereof to the Optionee at least twenty days prior to the effective date of such transaction or the record date on which shareholders of the Company entitled to participate in such transaction shall be determined, whichever comes first. In the event of such termination, any unexercised portion of outstanding options, whether or not vested and exercisable at that time, shall be exercisable not later than the date of such termination; provided, however, that in no event shall options be exercisable after the applicable expiration date for an option.

8.   Administration and Amendment of the Plan

     The Plan shall be administered by the Board or an authorized committee thereof (in which case all reference to the Board shall refer to such committee while such committee administers this
Plan), which shall make any determination under or interpretation of any provision of the Plan and any option. Any of the foregoing actions taken by the Board shall be final and conclusive. The Board may amend and make such changes in and additions to the Plan (and, with the consent of the applicable optionee, any outstanding option) as it may deem proper and in the bests interests of the Company; provided, however, that no such action shall adversely affect or impair any options theretofore granted under the Plan without the consent of the applicable optionee.

9.   Effective Date of Plan

     The Plan shall become effective upon approval of the holders of a majority of the shares of Common Stock of the Company present or represented and entitled to vote at a meeting of stockholders.
Subject to such approval by the stockholders and to the requirement that no Common Stock may be issued hereunder prior to such approval, options may be granted hereunder on and after the Effective Date.

10.  Expiration and Termination of the Plan

     Options shall be granted under the Plan as provided herein during the ten years from the date the Plan is adopted by the Board, as long as the total number of shares purchased under the Plan and subject to outstanding options under the Plan does not exceed
100,000 shares of the Common Stock of the Company, subject to adjustment as provided in Section 6. The Plan may be abandoned or terminated at any time by the Board, except with respect to any options then outstanding under the Plan.
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